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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                   FORM 8-A/A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             BANK MUTUAL CORPORATION
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


           USA (OFFICE OF THRIFT SUPERVISION)             39-2004336
            ------------------------------              --------------
              (State of incorporation                 (I.R.S. Employer
                 or organization)                  Identification No.)


4949 WEST BROWN DEER RD., BROWN DEER, WI                54957-0156
----------------------------------------              --------------
(Address of principal executive offices)                (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each class              Name of each exchange on which
              to be so registered              each class is to be registered
              -------------------              ------------------------------

                     N/A                                    N/A


Securities to be registered pursuant to Section 12(g) of the Act:


                          COMMON STOCK, $.01 PAR VALUE
                             -------------------
                              (Title of class)





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This amendment is being filed to reflect amended exhibits to the Bank Mutual registration statement on Form S-1 after the original Form 8-A filing, and to incorporate new EDGAR filing codes assigned to Bank Mutual Corporation after the original 8-A filing.


Item 1.  Description of Registrant's Securities to be Registered

         The description of common stock to be registered is contained under the heading "Description of Capital Stock of Bank Mutual" in the prospectus which constitutes a part of the Registration Statement on Form S-1 filed by Bank Mutual Corporation (Registration No. 333-39362) (the "Form S-1"), as amended by pre-effective Amendment No. 3, filed September 7, 2000. That description is incorporated herein by reference.

Item 2.   Exhibits

         See exhibit index immediately following the signature page, which is incorporated herein by reference.


                                   SIGNATURES


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                          BANK MUTUAL CORPORATION

Date: September 20, 2000

                                     By:     /s/ Michael T. Crowley, Jr.
                                          -----------------------------------
                                          Michael T. Crowley, Jr.
                                          Chairman and Chief Executive Officer
                                          designate of Bank Mutual Corporation




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                            BANK MUTUAL CORPORATION

                       FORM 8-A/A REGISTRATION STATEMENT

                                  Exhibit Index
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                                                                          Incorporated by
     Exhibit                                                                Reference To
     -------                                                                ------------

       1      Charter of Bank Mutual                               Exhibit 3(i) to the Form
                                                                   S-1, as amended

       2      Stock Issuance Plan of Mutual Savings Bank,          as Exhibit 4.2 to Form S-1,
              amended and restated                                 as amended


       3      Plan of Restructuring from Mutual Savings Bank to    Exhibit 2.1 to Form S-1,
              Mutual Holding Company of Mutual Savings Bank,       as amended
              as amended and restated

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